EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation, by reference, in this registration statement on Form S-8 of our report dated October 29, 2020 relating to the consolidated financial statements which appeared in Green Hygienics Holdings Inc.’s Annual Report on Form 10-K for the year ended July 31, 2020 and 2019 and appearing in the prospectus, which is part of this registration statement. We also consent to the reference to us under the heading “Experts” in such prospectus.

/s/ M&K CPA’s, PLLC

Houston, TX

August 2, 2021